UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 21, 2009
FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	000-49733	81-0331430

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)
401 North 31st Street, Billings, MT 59116

(Address of principal executive offices, including zip code)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
The information provided under Item 8.01 is also being furnished under this Item 7.01.
Item 8.01 Other Events.
On May 21, 2009, Lyle R. Knight, the Chief Executive Officer of First Interstate BancSystem, Inc. (the “Registrant”) issued the following statement to shareholders. References to “we” and “our” in this statement mean First Interstate BancSystem, Inc. and our consolidated subsidiaries, unless the context indicates that we refer only to the parent company, First Interstate BancSystem, Inc.
We have just received our March 31, 2009 common stock valuation and I reported last Friday that the appraised value declined from $74.50 to $61.00 per share. This decrease is the largest drop we have ever experienced. You may also recall that we released our March 31st quarterly earnings on May 8th and we’re proud to have reported net income to common shareholders of $15,844,000. Our website has all of our public reports available for you to review. The appraisal of our common stock occurs once a quarter and is evaluated by the appraiser only on the last day of each calendar quarter (March 31st, June 30th, September 30th and December 31st).
During first quarter 2009, domestic and global common stock values declined significantly, particularly stocks in the financial sector. From December 31, 2008 until March 31, 2009, the peer group of publicly traded bank stocks utilized by our appraiser in the March 31st appraisal had a median decline in value of 27.2%. Even though we too had a significant decline in stock value this past quarter, the reduction reflects a decline of only 18.1%, far better than the typical bank our size. Our appraiser also utilizes a discounted cash flow technique in valuing our stock. This technique involves applying a discount rate to the estimated future earnings of the company to determine a theoretical present value. This technique requires the use of a number of assumptions and estimates, including the discount rate which is based on long-term interest rates. Changes in estimates and assumptions utilized by our appraiser also resulted in a lower valuation this quarter.
Even though we’ve all now experienced this significant decline in value, we’re hopeful that the stock market will continue to improve as it has since March 31st. The variable we manage is the performance of our own company. Although asset quality has deteriorated the past several quarters and continues to show stress, our earnings continue to be good.
Although I’m disappointed with any reduction in the value of our stock, I know we’ll all work together to be successful and build value in the future.
Thanks,
/s/ LRK
Forward-Looking and Cautionary Statements
This statement contains information related to our beliefs related to asset quality and earnings performance. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements involve inherent risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such statements. All forward-looking statements are qualified in their entirety be reference to the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent Quarterly Reports on Form 10-Q filed with the SEC, including risk factors regarding (i) credit losses; (ii) concentrations of real estate loans; (iii) commercial loan risk; (iv) economic conditions in Montana, Wyoming and South Dakota; (v) adequacy of the allowance for loan losses; (vi) soundness of other financial institutions; (vii) recent market developments; (viii) recent legislative and regulatory efforts to stabilize financial markets; (ix) changes in interest rates; (x) inability to meet liquidity requirements; (xi) disruptions and illiquidity in credit markets; (xii) inability of our bank subsidiaries to pay dividends; (xiii) failure to meet debt covenants; (xiv) competition; (xv) inability to manage risks in turbulent and dynamic market conditions; (xvi) inability to grow our business; (xvii) environmental remediation and other costs; (xviii) breach in information system security; (xix) failure of technology; (xx) failure to effectively implement technology-driven products and services; (xxi) ineffective internal operational controls; (xxii) dependence on our management team; (xxiii) impairment of goodwill; (xxiv) the ability to attract and retain qualified employees; (xxv) disruption of vital infrastructure and other business interruptions; (xxvi) litigation pertaining to fiduciary responsibilities; (xxvii) changes in or noncompliance with governmental regulations; (xxviii) capital required to support our bank subsidiaries; (xxix) increases in deposit premiums; and, (xxx) investment risks affecting holders of common stock. Forward-looking statements speak only as of the date of which they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 21, 2009

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer